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                               Dated May 20, 2004





                       Harbin Tech. Full Industry Co., Ltd



                                       and



                             Baldor Electric Company





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                             Joint Venture Contract

                                   Relating to

            Sino-Foreign Cooperative USA Baldor- Tech. Full Electric

                            (Harbin) Company Limited

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                                    Catalogue


CHAPTER 1      GENERAL PROVISION
CHAPTER 2      PARTIES TO THE JOINT VENTURES
CHAPTER 3      JOINT OPERATION OF THE COOPERATIVE JOINT VENTURE ENTERPRISE
CHAPTER 4      PURPOSE AND SCOPE OF BUSINESS
CHAPTER 5      TOTAL INVESTMENT AND REGISTERED CAPTIAL
CHAPTER 6      RESPONSIBITIES, REPRESENTATIONS AND WARRANTIES OF THE PARTIES
               TO THIS CONTRACT
CHAPTER 7      THE BOARD OF DIRECTORS
CHAPTER 8      BUSINESS MANAGEMENT ORGANIZATION
CHAPTER 9      PURCHASE OF EQUIRMENT
CHAPTER 10     LABOR MANAGEMENT
CHAPTER 11     TAXATION, ACCOUNTING, FINANCIAL AFFAIRS AND AUDIT
CHAPTER 12     TERM OF THE JOINT VENTURE
CHAPTER 13     FOREIGN EXCHANGE AND PROFIT DISTRIBUTION
CHAPTER 14     DISPOSAL OF PROPERTYUPON EXPIRATION OF THE JOINT VENTURE
CHAPTER 15     INSURANCE
CHAPTER 16     AMENDMENT, MODIFICATION AND DISSOULUTION OF THE CONTRACT
CHAPTER 17     LIABILITIES FOR THE BREACH OF CONTRACT
CHAPTER 18     FORCE MAJEURE
CHAPTER 19     APPLICABLE LAW
CHAPTER 20     RESOLUTION OF DISPUTED
CHAPTER 21     LANGAUGE
CHAPTER 22     EFFECTIVENESS AND MISCELLANEOUS



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                           CHAPTER 1 GENERAL PROVISION


     1.1 In accordance with the Law of the People's Republic of China on Cooperative Joint Venture Enterprises and its implementation rules and the other relevant laws and regulation of PRC and adhering to the principles of equality and mutual benefit, Party A, and Party B, after friendly consultation, agree to jointly invest in and establish a cooperative joint venture enterprise in Harbin, the People's Republic of China and hereby enter into this Contract.


                     CHAPTER 2 PARTIED TO THE JOINT VENTURE

     2.1  The parties to this contract are:

           Party A:                           Harbin Tech Full Industry Co. Ltd.
           Legal Address:                     Junction of Haping Road and Weihai
                                              Road of  Haping Concentration
                                              District, Harbin Development Zone
           Legal Representative:              Yang Tian Fu
           Position:                          Chairman of Board
           Nationality:                       PRC

           Party B:                           Baldor Electric Company
           Registered Address:                5711 R.S. Boreham, Jr Street
                                              Fort Smith
                                              Arkansas 72901-8394
                                              United States of America

           Authorized Representative:         John McFarland
           Position:                          President and Chief Executive
                                              Officer
           Nationality:                       United States Of America



          Party A and Party B shall hereinafter be collectively known as the "Parties" and each a "Party".

      CHAPTER 3 JOINT OPERATION OF THE COOPERATIVE JOINT VENTURE ENTERPRISE

     3.1 In accordance with the Law of the People's Republic of China on Sino-Foreign Cooperative Joint Venture Enterprise and its implementation rules and other relevant laws and regulation of China, Party A and Party B agree to establish a sino-foreign joint venture enterprise in Harbin (hereinafter referred to as "JVC")

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     3.2  The name of the JVC is:

          Name in Chinese:
          Name in English: Sino-Foreign Cooperative
          USA Baldor-Tech, Full Electric (Harbin) Company Limited Legal Address:
          Junction of Haping Road and Weihai Road of Haping Concentration District, Harbin Development Zone

     3.3 All the activities of the JVC shall comply with the provision of the laws regulations and relevant provisions of China. the legal rights and interests of the JVC shall be protected by Chinese law, and it shall be entitled to all preferential treatment accorded by Chinese law.

     3.4 The JVC shall be a limited liability company and the JVC shall assume liabilities with all of its asset only. Each Party's liability to the JVC shall be limited to the amount of capital contribution subscribed and paid up by it. Party A and Party B shall not be severally and jointly liable for the external debts of the JVC. They shall share the profits in accordance with the provisions of Clause 13.1 hereof.

     3.5 (a) If after the execution of this Contract the Chinese government, either at the State, provincial, municipal or local level, enacts any new law regulation or adopts and different interpretation or method of implementation of any existing law or regulation amends or repeals any law or regulation, or adopts any different interpretation or method of implementation of any law or regulation or otherwise which accords to the JVC or any Party hereto and the JVC shall cooperate in applying for such favourable treatment so as to promptly enjoy the same.

     3.5(b) If after the execution of this Contract, China promulgates any new law or regulation, amends or repeals any exciting law or regulation or adopts any different, interpretation or method of implementation of any exciting law or regulation, which materially and adversely affects the economic benefits of the JVC or any of the Parties hereto, then the Parties hereto shall promptly hold consultation and do their best to effect all necessary adjustments including but not limited to holding discussion on and making necessary amendments to this Contract and the Articles of Association of the JVC so as to preserve the JVC's and /or each Party's economic benefit is under this Contract and its appendices on a basis no less favourable than the economic benefits they would have received if such law or regulation had not been promulgated, amended, repealed or so interpreted or implemented.


                     CHAPTER 4 PURPOSE AND SCOPE OF BUSINESS

     4.1 The purpose of the joint cooperation is : To enable the Parties hereto to achieve satisfactory economy benefits through the strengthening of the cooperation between the Parties, efficiently using the advantages of the Parties and adopting scientific management experience and advance techniques.


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     4.2  The scope and scale of the joint cooperation are:

     The manufacturing and marketing of electric machineries and related equipment in China.


                CHAPTER 5 TOTAL INVESTMENT AND REGISTERED CAPITAL

     5.1  The total investment of the JVC shall be: 10 Million US dollars

     5.2 The registered capital of the JVC shall be : 5 Million US dollars, of which Party A's contribution shall be 3.25 Million US dollars accounting for 65% of the registered capital; Party B's contribution shall be 1.75 Million US dollars accounting for 35% of the registered capital;

     5.3 The Parties hereto shall make their respective contribution as follows:

          Party A: premises, land, equipment and cash in RMB, contribution term: to be contributed in full within 6 months after the date of the issuance of the business license of the JVC;

          Party B: technology, namely the intellectual property rights to the patent in respect of the production and marketing of high technology electric motors and associated apparatus, contribution term shall be within 6 months after the date of the issuance of the business license of the JVC. Party B shall grant to the JVC an exclusive license in respect of the technology (which it has agreed to contribute to the JVC) for the entire duration in which the JVC remains in operation and the intellectual property right of the technology is being protected in China. For the avoidance of doubt, the above license shall be deemed to have ceased upon the dissolution of the JVC for whatever reasons whatsoever and (with the exception Party B and its affiliated companies) neither Party A nor any other entity shall have any right in respect of the technology.

          The Parties promise that they have full property rights and the right of disposition over the contributed registered capital, and there is no mortgage or any other security interest over the registered capital.

     5.4 After the Parties have contributed the respective registered capital, the JVC shall engage a firm of PRC certified public accountants to verify the capital contribution and issues a capital verification report. The JVC shall then issue an investment certificate to the Parties. The main content of the investment certificate shall include the following: The name and date establishment of the JVC and the name of the Parties, the contributions of the Parties, the date of contribution and the date of issuance of the investment certificate, etc.

     5.5 Any party shall have the right to transfer all or part of its share to any third party provided that the transfer shall obtain the prior written consent of the other Party and that the conditions for such transfer may not be more favorable than those offered to the other Party hereto. If the other Party hereto raises objection, it must state justifiable and specific reasons. In case a Party assigns its

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          share in the JVC to a wholly-owned affiliate of its parent company, the other Party hereto must give its consent and shall have no right to exercise its pre-emptive right.

          When the above-mentioned transfer has been completed, it shall be submitted to the original examination and approval authority for approval and to the original registration office for the registration of such equity transfer.

           CHAPTER 6 RESPONSIBILITIES, REPRESENTATIONS AND WARRANTIES
                         OF THE PARTIES TO THIS CONTRACT

     6.1 In addition to the responsibilities set out in this Contract, Party A shall have the responsibility to do the following things:

          (1) To make its capital contribution pursuant to and in accordance with the provisions in this Contract;

          (2) to assist in the application for approval as well as other relevant procedures in relation to this Contract and other relevant documents;

          (3) Party A shall not reveal to any other third party without Party B's prior written consent, any of Party B's and/or the JVC's technology, data and commercial secrets which Party A obtains in the course of the discussion of this Contract;

          (4) to assist the JVC in purchasing or leasing, at a reasonable price material, equipment, office supplies, communication equipment and other necessary equipment in China;

          (5) To assist the foreign staff of the JVC in conducting the necessary entry visa, temporarily residence, working permit and traveling procedures etc.;

          (6) to assist the JVC in processing the necessary customs entry procedures of imported equipment, material as well as the obtainment exemptions from customs duties;

          (7) To assist the JVC in helping Party B to remit its legal income out of China;

          (8) To assist the JVC in obtaining all the favorable treatment of all kinds of taxation, exemption of custom duties and any other favorable treatment; and

          (9) To perform the other matters entrusted by the Board of Directors of the JVC.

     6.2 In addition to the responsibilities set out herein, Party B shall have the responsibility to do the following things:

          (1) To make its capital contribution pursuant to and in accordance with this Contract;

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          (2)  Party B shall not reveal to any other third party without Party
               A's prior written consent, any of Party A's and/or the JVC's technology, data and commercial secretes which Party B obtains in the course of the discussion of this Contract;

          (3) to assist the JVC in purchasing or leasing, at a reasonable price, materials, equipment, office supplies, communication equipment and other necessary equipment outside of China;

          (4) to grant to the JVC a license in respect of the Baldor trademark for the duration which the JVC remains in operation and for the avoidance of doubt, the above license shall be deemed to have ceased upon the dissolution of the JVC for whatever reasons whatsoever and (with the exception of Party B and its affiliated companies) neither Party A nor any other entity shall have any right in respect of the Baldor trademark; and

          (5) To perform the other matters entrusted by the Board of Directors of the JVC.

     6.3 Each of the Parties hereby represents and warrants to the other Parties as follows:

          (1) It is a duly incorporated and registered company under Clause 2.1 hereof and has the full power and authority under law to execute this Contract and to perform its obligations hereunder;

          (2) The legal representative or authorized representative as stated in Clause 2.1 hereof has been duly authorized to execute on its behalf this Contract and other contracts to be entered into hereunder;

          (3) It has taken all proper and necessary actions to authorize the execution and performance of this Contract and other contracts to be entered into hereunder;

          (4) Upon approval by the examination and approval authority, this Contract shall constitute the legal, valid and binding obligation on the part of the Parties hereto, which shall be enforceable in accordance with the provisions hereof; and

          (5) The execution and performance of this Contract and other contracts to be entered into hereunder shall not contravene any other contracts to which any of the Parties hereto is a party or any obligation assumed by the same Party, or violate any existing and valid law, regulation or decree of China.

     6.4  The Parties hereby mutually agree as follows:

          (1) The JVC shall not stand as guarantor or surety to any person or company or any other entity;

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          (2)  The JVC shall not be pledged as collateral for any loans or other investments or ventures;

          (3) For cheques issued by the JVC for the amount equivalent to the monthly pay roll of the employees of the JVC and above, the clearing bank shall be determined by Party B;

          (4) The marketing policies of the JVC (including but not limited to policies over products, pricing, distribution channels and promotion) shall be jointly approved by the Parties; and

          (5) In relation to the products of the JVC which are sold specifically under the name of Party B, Party B shall have sole control of the marketing policies (including but not limited to policies over products, pricing, distribution channels and promotion) and sales of such products.

                         CHAPTER 7 THE BOARD OF DIRCTORS

     7.1 The JVC shall set up a board of directors. The date of the registration of the JVC shall be the date of the establishment of the board of directors.

     7.2 The board of directors shall be made up of seven directors, of whom four shall be appointed by Party A, three shall be appointed by Party
          B. The Chairman shall be appointed by Party A, and the vice-chairman shall be appointed by Party B. The tenure of directors, chairman and vice-chairman shall be three years. When the tenure of the directors, chairman and vice-chairman expire, if they continue to be appointed by the appointing party, they can renew their terms.

     7.3 When Party A or Party B appoints or replaces a director, the chairman or the vice-chairman, it shall notify the other Party as well as the board of directors in writing. Such appointment or replacement shall become effective upon the receipt by the other Party and the board of directors of the written notice, and the JVC shall attend to the procedure for the registration of such appointment or replacement. If a director, chairman or vice-chairman ceases to be such for a reason, the original Party that appointed him shall promptly appoint a new director, chairman or vice-chairman to replace him.

     7.4 The board of directors shall be the highest authority of the JVC, which shall decide all the important matters of the JVC. Unless otherwise specified in any other clause hereof, resolutions on the following important matters may be adopted only when they have been unanimously approved by all the directors attending the board meeting in person (or by proxy):

          (1)  amendment(s) to the Article of Association of the JVC;

          (2)  increase in or reduction of the registered capital of the JVC;


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          (3)  termination, dissolution or liquidation of the JVC;

          (4) divestiture of the JVC, change in its organizational form, or merger of the JVC with another economic organization; and

          (5)  mortgage of the JVC's assets.

          Resolutions on any other matters not mentioned above may be made when they have been approved by more than half of the directors attending the board meeting in person (or by proxy)

     7.5 The chairman of the board shall be the legal representative of the JVC. In case the Chairman is not able to perform his duties for any reason, he may, for the time being, authorize in writing the vice-chairman or another director to perform the duties on his behalf, provided that such person can only act to the extent authorized by the chairman.

     7.6 The board meeting shall be convened at least twice a year, which shall be convened and presided over by the chairman. At the request of not less than two directors and on the condition that the request is made by at least one director from each of the Parties of the JVC, the chairman may convene an extraordinary board meeting. The quorum shall be made up of not less than five directors ( or their proxies), and at least two director(s) from each of the Parties of the JVC shall be present at the board meeting (except in the case of abstention). Resolutions passed by a board meeting which lack the requisite quorum shall be invalid. In case the quorum is still not reached within 24 hours of the time set for the board meeting, such board meeting shall be adjourned and postponed the third day following the meeting when it shall be held at a time and venue to be decided by the chairman. The quorum for the second meeting shall be deemed to be satisfied irrespective of the level of attendance. The meeting shall proceed as usual, and the resolution adopted shall be valid.

     7.7 When a director is unable to attend a board meeting, he may appoint in writing a proxy (or another director) to attend the meeting and vote on his behalf. Such appointment must be sent to the JVC by facsimile, post, hand or electronic mail prior to the date of the meeting. If the director fails to attend or appoint a proxy (or another director) to attend the board meeting, such failure shall be deemed as abstention. The proxy (or the other director) may exercise the voting right and all other rights to the extent authorized by the appointing director. A proxy may simultaneously represent more than one director in exercising the powers authorized by the appointing director(s).

     7.8 The chairman shall notify each director in writing of the date, time, venue and agenda of the board meeting 20 days prior to the convening of the meeting. Subject to the consent of all the directors, the time for such notification may be shortened.


     7.9 The board meeting shall be convened in principle at the location of the JVC. It may also be held in other places in or out of the territory of China with the consent of all the parties.

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     7.10 At each board meeting detailed minutes must be taken, which shall be signed by the chairman an d other directors (or their proxies) present at the meeting for confirmation. Such directors (or their proxies) shall sign the minutes of the particular board meeting within seven days of the receipt of the same, otherwise, they shall be deemed to have agreed to the contents of such minutes. The minutes shall be prepared in Chinese with English translations and kept by the JVC for the record. A copy thereof shall be issued to each director.

     7.11 Notices and minutes of the board meeting may be sent by facsimile, post, hand or electronic mail. If they are sent by facsimile, the date of transmission shall be deemed to be the date of receipt. If they are sent by hand, the date of personal delivery to the designated address shall be deemed to be the date of receipt. If they are sent by airmail, the seventh (7th) day following the date on which they are mailed shall deemed to be the date of receipt. If they are sent by electronic mail shall be deemed to be the date of receipt.

     7.12 The chairman may send written resolutions to each director. Written resolutions signed by the directors (whether his signature is affixed to the same resolution or separate counterparts thereof) shall have the same effect as those adopted at the duly convened board meetings, provided that they comply with the provisions of Clause 7.4 of this Contract. Each director shall state in the document whether he aggress to the resolutions or not within seven days of the receipt of such resolutions. Failure to state one's position within the specified time limit shall be deemed as an abstention.

     7.13 After the establishment of the JVC, the Parties shall procure that the board ratify the relevant documents signed by the Parties for the JVC prior to the establishment of the JVC.


                   CHAPTER 8 BUSINESS MANAGEMENT ORGANIZATION

     8.1 The JVC shall set up a business management organization to be responsible for the day to day business management of the JVC. The JVC shall practice the general manager responsibility system under the leadership of the board of directors.

     8.2 The JVC shall have one general manager, who shall be recommended by Party A and appointed by the board of directors, and two deputy general managers, of which one shall be recommended by Party A and the other by Party B and both to be appointed by the board of directors. The term of general manager and deputy general managers shall be three years.

     8.3 The JVC shall have one chief financial officer for the term of three years, one chief marketing officer for the term of three years, and one chief technology officer for the term of three years. All the aforesaid officers shall be recommended by Party B and be appointed by the board of directors.

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     8.4  The general manager, the deputy general managers, the chief financial officer, the chief marketing officer, the chief technology officer and any other senior officer shall protect the legitimate rights and interests of the JVC. Without the approval of the board of directors, none of them may assume any position in or join any economic organization that is likely to compete with the JVC in its business and even after they have resigned from the JVC, they shall not reveal the JVC's technology data and business secret to any third party.

     8.5 The general manager shall have the duty to implement the various resolutions of the board meeting and organize and direct the day-to-day production and business management work of the JVC. He shall be responsible to the board of directors. The deputy general managers shall assist the general manager in his work.

     8.6 The business management organization shall comprise several departments, which shall take charger of the various work of the JVC, handle the matters assigned by the general managers and deputy general managers and be responsible to the general manager and deputy general managers. The general manager shall have the right to make and implement decisions on the hiring, dismissal, promotion, demotion, and transfer of the managers of the various departments and staff and workers at the lower levels in accordance with the labour contract and the provisions of the relevant laws of China.

     8.7 If the general manager, any of the deputy general managers, the chief financial officer, the chief marketing officer, the chief technology officer or any other senior officer commits an act of graft or serious dereliction of duty, the board of directors may adopt a resolution to dismiss him at any time, and the vacancy shall be filled by another person to be recommended by the original recommending party and appointed by the board of directors.

                         CHAPTER 9 PURCHASE OF EQUIPMENT

     9.1 Materials, equipments, accessories and components, means of transport and office supplies needed by the JVC shall be purchased by the JVC both in and out of China

     9.2 In purchasing the required materials and goods, the JVC shall work out a purchase plan and budget and make a detailed list for the record. All major investment projects involving fixed assets must be reported to the board of directors for approval before they may be carried out.


                           CHAPTER 10 LABOR MANAGEMENT

     10.1 The recruitment, employment, dismissal, remuneration, labour insurance, welfare benefits, and bonuses and penalties of the employees of the JVC shall be decided by the board of directors after a plan thereof has been worked out and submitted by the general manager in accordance with the Labor Law of PRC and other relevant provisions.

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     10.2 The engagement of the chairman, vice chairman, directors, general manager, deputy general managers and other senior officers of the JVC and their salaries, social security, welfare benefits and business travel allowances shall be decided by the board of directors.

     10.3 A plan of the salaries, social security, welfare benefits and business travel allowances of the managers of the various departments shall be worked out by the general manager and submitted to the board of directors for approval.



          CHAPTER 11 TAXATION, ACCOUNTING, FINANCIAL AFFAIRS AND AUDIT

     11.1 The JVC shall pay various taxes in accordance with the provisions of the relevant laws and regulations of China.

     11.2 The employees of JVC shall pay income tax in accordance with the Individual Income Tax Law of the People's Republic of China.


     11.3 In accordance with relevant laws and regulations, the JVC shall draw the legal reserved fund and legal public welfare fund. The proportion of such funds to be drawn each year shall be discussed and decided by the board of directors in the light of the situation of the JVC's business and the relevant laws and regulations.

     11.4 The fiscal year of the JVC shall be from January 1 to December 31 on the Gregorian calendar. All vouchers, receipts, account books and statements shall be written in Chinese and shall be accompanies by a copy in English.

     11.5 The JVC shall adopt Renminbi ("RMB") as its accounts keeping unit. Foreign exchange in the revenue and expenditure shall be converted to RMB. The conversion of the foreign exchange to RMB shall be made at the middle price of the exchange rate published by the People's Bank of China on the day that such transactions has actually taken place.

     11.6 The JVC shall adopt the internationally accepted accrual basis and debt and credit accounting system in keeping the accounts.

     11.7 The JVC shall engage public accountants registered in China to audit the revenue and expenditure and account books of the JVC, who shall report the results to the board of directors, the general manager and the Parties of the JVC. Each of the parties of the JVC shall have the right to engage an auditor at its own expense to examine the annual financial statements of the JVC, and the other Party shall give their consent to and the JVC shall provide the necessary assistance for such examination.

     11.8 The financial department of the JVC shall assist the general manager to work out the balance sheet, statement of profits and losses and the plan of distribution of profits to submit to the board of directors for approval.

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                     CHAPTER 12 TERM OF THE JOINT VENTURE


     12.1 The term of the JVC shall be fifty (50) years. The date on which the JVC's business licence is issued shall be date of the establishment of the JVC.

     12.2 With the consent of the Parties of the JVC and upon the unanimous approval by the board of directors, the JVC may apply with the original examination and approval authority for an extension of the join venture term 180 days prior to the expiration thereof.

     12.3 When the parties of the JVC unanimously agree that the termination of this Contract is to their best interest, the joint venture maybe terminated and this Contract shall be dissolved after a resolution thereon has been unanimously adopted by the board of directors and the approval has been granted by the original examination and approval authority.


               CHAPTER 13 FOREIGN EXCHANGE AND PROFIT DISTRIBUTION


     13.1 The Parties of the JVC both agree that from the year the JVC first start to attain profit, Party A shall receive 55% of the profit from the JVC, and Party B shall receive 45% of the profit from the JVC.

     13.2 All matters relating to the foreign exchange of the JVC shall be handled in accordance with the Regulations of the People's Republic of China on Foreign Exchange Control and other regulations governing foreign exchange control.

          The JVC shall open foreign exchange accounts and RMB accounts with banks in China

     13.3 The Party B may remit its lawful incomes and expenditures in foreign exchange out of China in accordance with the regulations of the relevant Chinese laws, including but not limited to:

          (1) The profits earned by Party B after taxes have been paid according to law:

          (2)  The moneys received by Party B for the transfer of its shares:
               and

          (3) The moneys received by Party B after the settlements and liquidation of the JVC.

          Party A shall assist to conduct the procedures of the aforesaid remittance.

     13.4 Party B shall have first priority to be paid its profits or its share of the proceeds of the JVC after the JVC has been liquidated out of the foreign currency reserves of the JVC. In the event that the profits payable to Part B is paid in RMB due to the lack of foreign currency reserve in any year, Party B shall have the right to require the JVC to open another bank account and deposit such RMB together with interests into the bank in the name of Party B. Once the JVC has sufficient foreign currency reserve, the JVC shall convert the RMB deposited together with the interests into foreign currency and remit to Party B.

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     13.5 If any of the Parties of the JVC fails to perform or violates the provisions of this Contract, the JVC shall have the right to use the said Part's share of the distributable profit of the JVC to set off the amount it shall pay to or indemnify the JVC for such failure or violation.


      CHAPTER 14 DISPOSAL OF PROPERTY UPON EXPIRATION OF THE JOINT VENTURE

     14.1 Upon expiration or earlier termination of the joint venture, the JVC shall carry out liquidation procedures according to law. After liquidation, the property of the JVC shall be distributed in accordance with Clause 13.1.

     14.2 Liquidation shall be carried out by the liquidation committee organized by the board of directors of the JVC. The liquidation committee shall consist of five members. The liquidation committee shall adopt the method of voting by a simple majority. Liquidation costs and remuneration to members of the liquidation committee shall be paid in priority out of the assets of the JVC.

     14.3 After the completion of the liquidation, the JVC shall report to the examination and approval authority, and conduct the cancellation of registration procedure at the industrial and commercial administration department, and return the business license, and at the same time announce the termination.

                              CHAPTER 15 INSURANCE

     15.1 Insurance policies for the JVC shall be purchased from an insurance company in China. The method, coverage, value and duration of the insurance shall be decided by the board of directors of the JVC in accordance with the terms stipulated by the insurance company.

       CHAPTER 16 AMENDMENT, MODIFICATION AND DISSOLUTION OF THE CONTRACT

     16.1 Any amendment to this Contract and its appendices shall become effective only when it is in the form of a written document signed by the Parties hereto and approved by the original examination and approval authority.

     16.2 Unless the term of the joint venture is to be extended in accordance with Clause 12.2 hereof, this Contract shall be terminated upon the expiration of the joint venture. Moreover, during the term of the joint venture, each Party shall the right to terminate this Contract by notifying the another Party in writing in any of the following cases, and such termination shall take effect upon the approval by the original examination and approval authority:

          1) Any of the representations or warranties made by any of the Parties hereto under this Contract is incorrect or untrue;

          2) An event of force majeure as described in Clause 18.1 below takes place, which makes it impossible for the JVC to continue operation;

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          3)   The JVC incurs losses in its operation, which makes it impossible for the LVC to continue operation;

          4) The JVC or any of the Parties goes into bankruptcy, enters into the procedures of liquidation or dissolution or ceases its business;

          5) The Parties hereto unanimously approves of the termination of this Contract; or

          6) Other reasons as provided in this Contract or relevant laws and regulations.


                  CHAPTER 17 LIABILITIES FOR BREACH OF CONTRACT

     17.1 Any of the Parties hereto that violates or fails to perform its duties or obligations under this Contract and the Articles of Association of the JVC shall be liable for the breach of contract and shall indemnify the JVC and other Parties hereto for all their losses (including economic losses).

     17.2 In the event that this Contract, including its appendices are not able to be fully or partially performed as a result of the default of a Party (the "Defaulting Party"), the non-Defaulting Party shall have the right to take any of the following actions in addition to claiming damages from the Defaulting Party:

          1) to unilaterally terminate this Contract by sending a written notice to the Defaulting Party and submit termination to the original examination and approval authority for approval; or

          2) to acquire the equity and investment interests of the Defaulting Party in the JVC by sending a notice of such acquisition to the Defaulting Party. Following the delivery of such notice, the non-Defaulting Party shall appoint a firm of qualified valuers which has been recognized by the government as such to value all the assets and properties of the JVC.

          The net assets of the JVC shall be assessed on their book value. Such assessor shall issue a report of the assessment within two (2) months, specifying the value of all the net assets of the JVC as of the date on which the acquisition notice was served.

          The Defaulting Party shall transfer its equity and investment interests at the assessed value of the above-mentioned net assets to the non-Defaulting or a third party designated by the non-Defaulting Party.

          The Parties hereto shall take the necessary actions to procure the board of directors to approve the transfer of such equity and investment interests and obtain the approval from the original examination and approval authority.

     17.3 If any of the Parties hereto fails to make its capital contribution in full and within the time limit as specified in this Contract, such Defaulting Party shall pay to the non-Defaulting Party a penalty amounting to 0.05% of the outstanding sum payable by the Defaulting Party per day from the first day of such default. If such default

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          exceeds 30 days, in addition to the aggregate penalty amounting to
          0.05% of the outstanding sum payable by the Defaulting Party per day to the Non-Defaulting Party, the non-Defaulting Party shall have the right to exercise the powers under Clause 17.2 above.

     17.4 In the event that:

          1) any of the representations or warranties made by any of the Parties hereto is untrue or incorrect at any time between the date of the execution of this Contract and the expiration or earlier termination of the joint venture; or

          2) any of the Parties hereto violates any provisions of this Contract which causes the other Parties hereto and/or the JVC to suffer or bear any losses, claims for damages, responsibilities, obligations, indemnities, charges and expenses (including but not limited to all charges in connection with the investigation and payment of the indemnities and reasonable attorney's fees and expenses), the Defaulting Party shall indemnify the non-Defaulting Party and/or the JVC for all their losses (including economic losses).

                            CHAPTER 18 FORCE MAJEURE

     18.1 During the joint venture term, if an unforeseeable event of force majeure such as earthquake, typhoon, flood, fire, strike and war, the occurrence and consequence of which cannot be prevented or avoided, directly or indirectly affects the performance of this Contract or prevents this Contract from being performed on the agreed terms, the Party affected by such event of force majeure shall promptly notify the other Party by cable, telex or facsimile and, within fifteen (15) days thereof, provide details of the force majeure event and a valid certificate for the reason for not being able to fully perform or partially perform this Contract or the need in delaying the performance of this Contract. Such certificate shall be issued by the notary public office notarized by a notary public at the place where the force majeure event has occurred. The Parties shall, according to the extent the Force Majeure event has affected the performance of this Contract, decide through consultation whether to dissolve this Contract, exempt or partially exempt the affected Party's responsibility for performing this Contract, or extend the period for the performance hereof.

                            CHAPTER 19 APPLICABLE LAW

     19.1 The conclusion, effectiveness, interpretation and performance of this Contract and the resolution of disputes under this Contract shall be governed by the laws of the People's Republic of China.

                        CHAPTER 20 RESOLUTION OF DISPUTES

     20.1 All disputes arising from this Contract or in connection with its performance shall be resolved through friendly consultation between the Parties hereto. If any Party is unwilling to resolve a dispute through consultation, or if the dispute cannot be resolved within 30 days of the date on which consultation has commenced, such dispute shall be submitted to the China International Economic and Trade Arbitration Commission located in Beijing to be arbitrated in accordance with its arbitration procedures and rules.

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     20.2 The arbitration award shall be final and binding on both Parties in dispute. It maybe enforced by the competent court or judicial authority in the place where the losing Party or its assets are located. Except where the arbitration award stipulates otherwise, the arbitration costs shall be borne by the losing Party.

     20.3 During the course of arbitration, the Parties shall continue to perform the provisions of this Contract except for the matter(s) under arbitration.

                               CHAPTER 21 LANGUAGE

     21.1 This Contract shall be written in Chinese and English. In case of inconsistency between the two versions, the Chinese version shall prevail. This Contract shall be made in eight counterparts. Each of the Parties hereto shall hold two counterparts, and the JVC shall keep 1 for the record.

                   CHAPTER 22 EFFECTIVENESS AND MISCELLANEOUS

     22.1 Supplementary documents made in accordance with various principles set out in this Contract shall form an integral part hereof and shall be equally authentic as this Contract.

     22.2 This Contract and its appendices shall be subject to the approval by the relevant approving authority and shall become effective on the date of its approval.

     22.3 Party A and Party B shall send notice as follows:

Party A
To:               Harbin Tech.Full Industry Co., Ltd.
Attention:        Yang Tian Fu
Address:          No. 48, Wen Fu Street, NanGang District
                  Harbin, Hei Long Jiang, China
                  150000
Fax No.           (0086)-451-82620968

Party B
To:               Baldor Electric Company
Attention:        John McFarland
Address:          5711, R.S. Boreham, Jr St.
                  Fort Smith, Arkansas
                  72901-8394
Fax No.           +14796485792

     22.4 If any Party hereto wishes to change its address or fax number listed above, it shall notify the other Parties hereto and the JVC 30 days prior to such change.

          If a notice is sent by facsimile, the date of transmission shall be deemed to be the date of receipt. If it is sent by hand, the date of personal delivery to the designated address shall be deemed to be the date of receipt. If it sent by airmail, the seventh (7th) day following the date on which it is mailed shall be deemed to be the date of receipt.

     22.5 Matters not covered herein shall be set forth in separate written documents to be entered into by the Party A and Party B through friendly consultation.

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     22.6 Even if any of the Parties hereto fails to exercise or delays in exercising any of its rights under this Contract, such failure or delay shall not be construed as a waiver thereof. And any single or partial exercise thereof shall not prevent such Party from further exercise of such right or other rights.

     22.7 Should any provision of this Contract become invalid, illegal or unenforceable for any reason, the Parties hereto shall agree to amend such provision so as to make it valid, legal and enforceable, and the validity and enforceability of the remaining provisions hereof shall not be affected thereby.

     22.8 If any provisions hereof contravene those of the Articles of Association of the JVC the provisions hereof shall prevail.

This Contract is signed by the representatives of Party A and Part B in the United States of America on May 20, 2004.




Party A:    Harbin Tech Full Industry Co, Ltd



Authorized Representative signature       /s/ Ming Xie
                                          -------------
                                          Ming Xie

Party B:    Harbin Tech Full Industry Co, Ltd



Authorized Representative signature       /s/ Tianfu Yang
                                          ---------------
                                          Tianfu Yang